UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2018

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. Sepulveda Blvd, Suite 500, El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 252-8100

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2018, the Organization & Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Aerojet Rocketdyne Holdings, Inc. (the “Company”) approved the following for the Company’s named executive officers other than Warren Lichtenstein, the Company’s Executive Chairman: (i) fiscal 2018 base salaries to be effective March 24, 2018; (ii) fiscal 2018 annual cash incentive plan metrics and plan design; (iii) fiscal 2018 Long-Term Incentive Plan (“LTIP”) design, metrics and participation (“Base LTIP”); and (iv) two new LTIP components (in addition to the Base LTIP).

For 2018, the Compensation Committee approved the annual cash incentive award plan design, metrics and participation. The potential payouts range from 0% to 200% of an individual’s target incentive. Target incentives represent a percentage of an eligible participant’s base salary. The Compensation Committee has discretion to adjust these payments.

For the 2018 Base LTIP grants, the Compensation Committee approved the design, metrics and participation. The potential vesting will range from 0% - 200% and include pre-established Company performance objectives such as revenue, EBITDAP, and Return on Invested Capital. The Base LTIP consists of awards of (i) restricted stock that will vest based on meeting certain performance targets for fiscal 2020 and (ii) stock appreciation rights that become exercisable on the third anniversary of grant.

The Compensation Committee also approved for 2018 the following two new LTIP components, which are in addition to the Base LTIP, for the named executive officers other than Mr. Lichtenstein:

• Grants of service-based restricted stock that vest as to one-third of the award on each of the first, second, and third anniversaries of grant.

• Grants of price performance-based restricted stock, one-third of which vest upon the attainment of a share price of $34 no later than December 31, 2020, one-third upon the attainment of a share price of $38 no later than December 31, 2021, and one-third upon the attainment of a share price of $42 no later than December 31, 2022, with the share price in all cases being determined on the basis of the 20-day volume weighted average price of the Company’s common stock.

The table below summarizes the 2018 base salaries, 2018 annual incentive target percentages, and 2018 LTIP target percentages (including Base LTIP) for the named executive officers listed below.

Named Executive Officer	Title	2018 Annual Base Salary	2018 Annual Incentive Target Percentage	2018 LTIP Target Percentage
Eileen P. Drake	Chief Executive Officer and President	$825,000	100%	346%
Mark A. Tucker	Chief Operating Officer	$472,443	75%	199%
Paul R. Lundstrom	Vice President and Chief Financial Officer	$460,616	75%	200%
Arjun L. Kampani	Vice President, General Counsel, and Secretary	$361,660	65%	118%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 2, 2018	AEROJET ROCKETDYNE HOLDINGS, INC.

	By:	/s/ Arjun L. Kampani
		Name:	Arjun L. Kampani
		Title:	Vice President, General Counsel and Secretary